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                                                                   Exhibit 10.27


            AGREEMENT dated as of April 1, 1994 between KENNETH JAY LANE, INC., a New York corporation with offices at 20 West 37th Street, New York, New York (hereinafter referred to as "Licensor"), and WINDSOR OPTICAL, INC., a Delaware corporation with offices at 625 Hollywood Avenue, Cherry Hill, New Jersey 08002 (hereinafter referred to as "Licensee").

                              W I T N E S S E T H:

            In consideration of the mutual covenants and the undertakings hereinafter set forth, Licensor and Licensee do hereby respectively grant, covenant, and agree as follows:

      1. (a) Licensor hereby grants to Licensee, on the terms and conditions hereinafter set forth, an exclusive license (the "License"), limited to the territory of the United States and its territorial possessions, Canada, Puerto Rico, the Caribbean Islands, Central America and Mexico (hereinafter referred to as the "Territory"), to use the mark "KENNETH JAY LANE" (hereinafter referred to as the "Licensed Mark") in connection with the manufacture, distribution, and sale solely of prescription eyeglass frames and sunglasses, designed or approved by Licensor pursuant to this Agreement (hereinafter referred to as the "Articles").

            (b) Notwithstanding the License granted in paragraph 1(a), (i) Licensor retains the right to use and to grant to others the right to use the Licensed Mark (A) in the Territory and elsewhere on and in connection with all product types not included in the Articles and (B) in any area of the world other
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than the Territory on or in connection with all product types whether or not included in the Articles, and (ii) Licensee is aware of and hereby acknowledges that (A) Licensor has entered and may enter into licenses and other agreements with various persons for the use of the Licensed Mark and other trademarks of Licensor in the Territory and elsewhere in connection with articles other than the Articles, and (B) the License granted herein to Licensee will not conflict with such licenses and agreements and Licensee will take no action that would lead to a conflict with such licenses and agreements.

            (c) Neither Articles nor any modifications or adaptations thereof may be manufactured, distributed, or sold by Licensee under any mark other than the Licensed Mark. Licensor reserves all rights to the Licensed Mark, except as specifically granted herein to Licensee, and Licensor may exercise such rights at any time. Licensee acknowledges that it has been granted no rights to any other trademarks owned or used by Licensor or to the name or likeness of Mr. Kenneth Jay Lane (except as otherwise Permitted by this Agreement) and that such other trademarks may be used by Licensor and by such third parties to which Licensor has granted or may grant the right to use such trademarks.

            (d) Licensee shall use its best efforts to (i) exploit the License throughout the Territory and (ii) manufacture and sell the maximum quantity of Articles therein. Licensee agrees not to export Articles from the Territory and not to sell to any third party which it believes, or has a reasonable basis to believe, intends to export Articles from the Territory.

            (e) During each Annual Period, Licensee shall spend for promotional materials and national trade advertising of the Articles and the Licensed Mark
no less than       percent ( %) of Net Sales (as defined herein). Licensee shall submit, by facsimile if necessary, proposed advertisements for Licensor's approval, including specific details as to the contents, budget, timing, and media placement of such advertisements, at least 45 days in advance of the insertion order date, and must receive written approval from Licensor before proceeding with such advertisements. If Licensor fails to respond to such request within 15 days after receipt of such request, the proposed advertisement shall be deemed approved. After any advertisement has been provided or approved by Licensor, Licensee shall not depart in any respect from the contents, budget, timing, and media placement specified and approved by Licensor, without the prior written approval of Licensor by mail or facsimile. If Licensor fails to give written approval of the contents, the budget, the timing, or the media placement of any advertisement submitted by Licensee, such advertisement shall not be used in any manner. All advertisements shall be subject to the restrictions contained in paragraph 6(c) of this Agreement. Licensee acknowledges that Licensor's approval or disapproval of any advertising proposals may be based, without limitation, solely on Licensor's subjective aesthetic standards.

    Confidential Treatment Requested - Portions filed seperately with the Commission.

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            Notwithstanding the foregoing provisions of this paragraph 1(e),
Licensee may supply advertising "slicks", the contents of which have been approved by Licensor in the manner set forth above, to retail optical stores and retail optical departments which sell the Articles for use in local advertising; provided, however, that Licensee shall take all steps necessary to insure that such retail optical stores and departments utilizing such slicks shall not place any advertising based upon such slicks next to or in conjunction with any other advertisement of such store or department. An advertising "slick" for purposes of this paragraph 1(e) means camera-ready copy depicting the Articles and/or the Licensor which has been approved by Licensor and prepared in such a way that additional print may be overlaid in places provided therefor prior to actual publication or placement in any advertising media.

            (f) The "Annual Period" shall be from July 1 to the next succeeding June 30, except that the first Annual Period shall be from the date of this Agreement to June 30, 1995 and the last Annual Period shall be from the last July 1 during the Agreement to the termination date of the Agreement.

            (g) Licensee agrees that neither Licensee nor its affiliates will advertise, promote, or otherwise use the Licensed Mark with any trademark, name, personal endorsement or other identification of any other designer or celebrity or in connection with the merchandise of any other designer or celebrity. Notwithstanding the foregoing, nothing contained herein shall prohibit

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Licensee from promoting Articles in a catalog containing merchandise of another designer or celebrity.

            (h) Licensee agrees that neither Licensee nor its affiliates will use the name, trademark, personal endorsement or other identification of any other designer or celebrity in the Territory in connection with any product type included in the definition of Articles during the term of this Agreement.

      2. (a) The term of this Agreement shall be for the period commencing on the date of this Agreement and ending June 30, 1997.

            (b) Licensor reserves the right at its option to enter into agreements with third parties prior to the termination of this Agreement pursuant to which such third parties may manufacture, and, subsequent to the expiration of this Agreement, distribute and sell Articles in the Territory, subject to Licensee's limited right to sell and dispose of inventory after expiration or termination of this Agreement pursuant to Section 12(b).

      3. (a) Licensee's first collections under this Agreement shall be a Fall line which is expected to be shown to Licensee's customers for Fall, 1994.

            (b) Prior to beginning the production of any item, Licensee shall submit concepts, materials, sketches, colorations, and samples to Licensor from which Licensor may select those of which Licensor approves for use in connection with that collection of Articles. No such concept, material, sketch, coloration, or

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sample may be used by Licensee in connection with the Articles unless Licensor shall have approved in writing such use. Licensor may, at Licensee's request (but is not required to) submit concepts, materials, sketches, colorations, and samples to Licensee for use in connection with collections of Articles. No design submitted or approved by Licensor and used in a collection may be used again in a subsequent collection or in any other line of Licensee without the written approval of Licensor. Licensee agrees promptly to reimburse Licensor for any such items submitted. Licensee will reimburse Licensor and Licensor's employees for any out-of-pocket expenses incurred at Licensee's request, whether for travel or otherwise. All travel by Mr. Kenneth Jay Lane pursuant to this Agreement at Licensee's request shall be first-class. All concepts, materials, sketches, colorations, and samples either provided or approved by Licensor shall be kept confidential prior to use by Licensee and may be used by Licensee solely in connection with the manufacture, distribution, and sale of the Articles in the Territory pursuant to this Agreement. Licensee will be responsible for the production of the Articles and samples thereof and will bear all costs in connection therewith. Licensor may use and permit others to use such concepts, materials, sketches, colorations, and samples in any manner she desires, provided that such use does not conflict with any rights granted Licensee hereunder.

            (c) No later than one month prior to the initial delivery to Licensee's distributors of each collection of Articles,

Licensee shall make available to Licensor in New York City for its inspection, free of any charge, the entire collection of Articles consisting of one sample of each separate Article together with its tags, labels, and packaging.

            (d) In providing any information hereunder Licensor is acting in an advisory capacity only and Licensor shall have no responsibility for the operation or production of the manufacturing, distribution, advertising, or sales facilities contemplated under this Agreement or for any decisions that may be made in connection therewith, whether upon the recommendation of Licensor or otherwise.

      4. (a) Licensee agrees that the design, contents, workmanship, and all other characteristics of the Articles shall at all times be of the highest quality, consistent with the prestige and reputation which Licensor and the Licensed Mark have developed heretofore, and the Articles shall be distributed and sold with packaging and sales promotion materials appropriate to maintain such quality image. All Articles will be manufactured, sold, labeled, packaged, distributed, and advertised in accordance with all applicable laws and regulations. Licensor shall have the right to approve the styles, designs, packaging, contents, workmanship, and quality of all Articles to insure that Articles manufactured, sold, or distributed hereunder are consistent with the quality standards set forth herein. At Licensor's request, Licensee will deliver to Licensor or make available to Licensor in New York City free of any cost to Licensor then current production samples of

Articles produced hereunder so that Licensor may assure itself of the maintenance of the quality standards Set forth herein. After production, Licensee will also furnish Licensor with one item of each style of the Articles. Licensee agrees that all Articles to be sold hereunder will be at least equal in quality to the samples delivered or made available to Licensor and approved by Licensor. Licensor and its duly authorized representatives shall have the right to examine Articles in the process of being manufactured and to inspect all facilities utilized by Licensee in connection with the manufacture of Articles.

            (b) All Articles will bear the Licensed Mark. The form of each label, inscription or marking must be approved by Licensor in writing. If Licensor has not responded within 15 days of receipt of a request for approval, the item shall be deemed approved.

            (c) Licensee will use and display the Licensed Mark only in such form and manner as is specifically approved in writing by Licensor. Licensee will cause to appear on all Articles produced hereunder, on their tags, labels, final sale packaging, and the like, on all advertising and promotional material used in connection therewith, and on all materials on or in connection with which the Licensed Mark appears, including without limitation business cards, invoices, order forms, and stationery, such legends, markings, and notices as may reasonably be necessary in order to give appropriate notice of any copyright, trademark, trade name, or other rights therein or pertaining thereto, or as Licensor may reasonably request. At least 45 days before using or releasing any such material, Licensee shall submit to Licensor, for its approval, proposed advertising and promotional copy, all printed material, and finished art work for tags, labels, final sale packaging, and the like.

            (d) After any sample, copy, art work, or other material has been approved, Licensee shall not depart therefrom in any respect without the prior written approval of Licensor. If Licensor disapproves any sample Article or any sample tag, label, package, or the like, such shall not be used in any manner in connection with the Licensed Mark or as an Article hereunder.

            (e) Licensee acknowledges that Licensor's approval or disapproval pursuant to paragraphs 3 and 4 may be based, without limitation, solely on Licensor's subjective aesthetic standards, which shall be exercised in good faith. If Licensor does not respond to any request for approval within 15 days of receipt of such request, the item shall be deemed approved.

      5.    (a) (i)     In consideration of the License granted and the services
                        to be performed by Licensor hereunder, Licensee shall, subject to the terms and provisions hereof, pay to Licensor, for each Annual Period, a guaranteed minimum fee (the "Guaranteed Minimum Fee") as follows:

                        Annual Period                Guaranteed Minimum Fee
                           First                            $
                           Second                           $
                           Third                            $

                  (ii) The Guaranteed Minimum Fee for each respective Annual Period shall be paid in four equal quarterly installments on the first day of each July, October, January and April during such Annual Period, except that during the first Annual Period the Guaranteed Minimum
                        Fee shall be paid as follows: $      on the date of this
                        Agreement, and $      on each of October 1, 1994,
                        January 1, 1995, and April 1, 1995. Notwithstanding the foregoing, no amount shall be payable by Licensee to Licensor in payment of the Guaranteed Minimum Fee for any Annual Period if the amount of Guaranteed Minimum Fee and Percentage Fee (as hereinafter defined) theretofore paid Licensor for such Annual Period equals or exceeds the total Guaranteed Minimum Fee for such Annual Period.

    Confidential Treatment Requested - Portions filed seperately with the Commission.

                  (iii) The Guaranteed Minimum Fee payments for each Annual
                        Period shall be credited only against Percentage Fee payments for the same Annual Period as provided for in paragraph 5(b).

                  (iv) In the event of the termination of this Agreement pursuant to paragraph 12, all amounts due in payment of Guaranteed Minimum Fees or the balance of the then current term shall immediately, without notice or demand, become due and payable.

            (b) (i) In consideration of the License granted and the services to be performed by Licensor hereunder, Licensee shall pay to Licensor a percentage fee (the "Percentage Fee") based upon Net Sales of all Articles during each Annual Period. For purposes of this Agreement, "Net Sales" shall be deemed to mean the invoiced amount of Articles sold by Licensee or any of its affiliates, less actual trade discounts, returns, and charges for customs duty, freight, and sales taxes, if any. No deduction shall be made for other discounts, advertising, or other costs incurred by Licensee.

                  (ii) The Percentage Fee that Licensee shall pay to Licensor for each Annual Period shall be an amount equal to (a)
                              percent ( %) of Net Sales other than to QVC
                        Network ("QVC") and (b)        percent (  %) of Net
                        Sales to QVC, during such Annual Period.

                  (iii) Licensee shall deliver to Licensor within 30 days
                        following the end of each three month period (other than the last three month period) during each Annual Period, a statement signed by an executive officer of Licensee and certified as accurate, indicating by month and by style number the amount of Net Sales during such three month period. Each such statement shall also indicate in detail, separately for each jurisdiction in the Territory, the number, description, invoice price, and the total amount of gross sales of all Articles shipped during the period covered, the amount of actual trade discounts, returns, and charges for

    Confidential Treatment Requested - Portions filed seperately with the Commission.

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                        customs duty, freight, and sales taxes which may be
                        deducted therefrom, a computation of the amount of the Percentage Fee payable hereunder in respect of such Net Sales for such period, and also the amount and details of the advertising and promotional expenses relating to the Articles and the Licensed Mark incurred during such period. Such statements shall be furnished to Licensor whether or not any Articles have been sold during the period for which such statement is due. All monetary amounts shall be expressed in United States Dollars. In the event Licensee makes any sales denominated in a foreign currency, the Percentage Fee shall be expressed both in such foreign currency and in United States Dollars, the latter on the basis of the average buying rate and selling rate of the foreign currency to United States Dollars in effect in the capital city of such country on the last banking day of such quarter.

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                  (iv)  Licensee shall deliver to Licensor within 60 days
                        following the end of each Annual Period, a report certified by an executive officer of Licensee covering such Annual Period and containing the same information required to be contained in the statements referred to in paragraph 5(b) (iii).

                  (v) The Percentage Fee shall be paid quarterly for each Annual Period. The Percentage Fee for each three month period (other than the last three month period) during each Annual Period shall be paid simultaneously with the delivery of the statement referred to in paragraph 5(b)
                        (iii) relating to such three month period during such Annual Period, and the Percentage Fee for the last three month period of each Annual Period shall be paid simultaneously with the delivery of the report referred to in paragraph 5(b) (iv) relating to such Annual Period. The Percentage Fee for each such three month period shall be computed on the basis of Net Sales from the beginning of such Annual Period through the last day of the most recent three month period, with a credit for the Guaranteed Minimum Fee and for the Percentage Fee theretofore paid to Licensor for such Annual Period.

                  (vi) In no event shall any payment of Percentage Fee for any Annual Period in excess of payments of Guaranteed Minimum Fee for the same Annual Period be credited against the Guaranteed Minimum Fee due to Licensor for any other Annual period.

            (c) All payments made hereunder by Licensee to Licensor shall be made in New York City, New York, in United States Dollars. Licensee shall not be relieved of its obligation to make payments required hereunder as heretobefore provided notwithstanding any circumstances which make it impossible for Licensor or Licensee to take payments out of any jurisdiction in the Territory. In the event that Licensee shall be prevented by any law, decree, or regulation of any governmental authority within the Territory from transmitting any payment hereunder at the time and in the manner provided herein Licensee shall, not later than the date on which such transmittal is required to be made hereunder, deposit the full amount thereof to the credit of Licensor in such bank or depository as Licensor shall specify and furnish evidence of such deposit to Licensor. Licensee shall apply at its sole expense for all export or currency licenses, and shall take all other actions which may be necessary or expedient to facilitate the prompt receipt by Licensor of all payments hereunder in the manner and at the times provided herein.

            (d) Licensee shall compute and pay on behalf of Licensor all taxes, if any, which any foreign jurisdiction may impose on Licensor with respect to the amounts paid to Licensor by Licensee other than personal income taxes, if any. The amount of such taxes paid by Licensee shall be deducted from each payment of the Percentage Fee. Licensee shall furnish Licensor with an official receipt promptly after each such payment of taxes. In the event such taxes are not paid when due, all resulting penalties and interest imposed on Licensor shall be borne by Licensee.

      6. Licensee shall prepare and maintain, in accordance with generally accepted accounting principles consistently applied, complete and accurate books of account and records (including without limitation the originals or copies of documents supporting entries in the books of account) covering all transactions relating to the License hereby granted, including transactions relating to fulfillment by Licensee of its advertising obligations set forth in Section 1(e). Licensor and its duly authorized representatives shall have the right, during regular business hours and upon reasonable notice, to examine such books of account and records and all other documents and materials in the possession or under the control of Licensee with respect to the subject matter and the terms of this Agreement and Licensor shall have free and full access thereto for such purposes and for the purpose of making extracts therefrom. All such books of account, records, and documents shall be kept available by Licensee for at least three years after the Annual Period to which they relate.

      7. (a) If, as a result of any examination of Licensee's books and records, it is shown that Licensee's fee payments for any period were less than the amount which should have been paid for such period by an amount equal to at least five percent of the fee actually paid during such period, Licensee promptly shall reimburse Licensor for the cost of such examination and Licensor shall have the right to terminate this Agreement immediately upon written notice.

            (b) All payments required to be made to eliminate any discrepancy as revealed by any examination of Licensee's books and records shall be made promptly upon demand.

      8. (a) Licensee agrees that no name or names shall be used in connection with the Licensed Mark in any advertising, publicity, labeling, packaging, or printed matter of any kind utilized by Licensee in connection with the Articles except as Licensor may, from time to time, consent in writing. Licensee agrees to use its best efforts to prevent the unauthorized use of the Licensed Mark and of any derivatives thereof. Licensee agrees not to use the Licensed Mark or the name or likeness of Mr. Kenneth Jay Lane or any derivative thereof in its corporate name or business name or, unless approved by Licensor in writing, on its business stationery, purchase orders, invoices, or letterhead.


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

            (b) Licensee acknowledges that Licensor is the owner of all right, title, and interest in and to the Licensed Mark throughout the world in any form or embodiment thereof and is also the owner of the goodwill attached or which shall become attached to the Licensed Mark. Sales by Licensee shall be deemed to have been made by Licensor for purposes of trademark registration and all uses of the Licensed Mark by Licensee shall inure to the benefit of Licensor. Licensee shall not do or suffer to be done any act or thing which will in any way adversely affect any rights of Licensor in and to the Licensed Mark or any registrations thereof or which, directly or indirectly, will reduce the value of the Licensed Mark or detract from its reputation.

            (c) Licensee shall timely execute any documents, including Registered User agreements and applications to record the Licensee as a Registered User, to confirm Licensor's ownership of all rights in and to the Licensed Mark in the Territory and the respective rights of Licensor and Licensee pursuant to this Agreement. Licensee will cooperate with Licensor, in connection with the filing and prosecution by Licensor of applications in Licensor's name to register the Licensed Mark for Articles in the Territory and the maintenance and renewal of such registrations as may issue. Licensee will reimburse Licensor for any and all costs incurred in connection with applications to register the Licensed Mark for Articles in any jurisdiction in the Territory and the maintenance and renewal of such registrations as may issue.

            (d) Licensee will use the Licensed Mark in the Territory strictly in compliance with applicable legal requirements and will use such markings in connection therewith as may be required.

            (e) Licensee will never challenge Licensor's ownership of or the validity of the Licensed Mark or any application for registration thereof, or any trademark registrations thereof, or any rights of Licensor therein.

            (f) Any copyright which may be created in any sketch, design, print, package, label, tag, or the like designed or approved by Licensor will be the property of Licensor. Licensee will not, at any time, do or suffer to be done any act or thing which may adversely affect any rights of Licensor in such sketches, designs, prints, packages, labels, tags, and the like and will, at Licensor's request, do all things reasonably required by Licensor to preserve and protect said rights. Licensee shall have the full right to use during the term of this Agreement any sketch, design, print, package, label, tag or the like designed or approved by Licensor in connection with this Agreement.

            (g) Licensee acknowledges that the Licensed Mark has acquired a valuable secondary meaning and goodwill with the public, and that products bearing the Licensed Mark have acquired a reputation of highest quality and style. Accordingly, notwithstanding any provision in this Agreement to the contrary, Licensee undertakes and agrees not to use the Licensed Mark in any manner whatsoever which, directly or indirectly, would derogate or detract

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from its or Licensor's repute, including but not limited to selling the Articles to discount department and chain stores. Licensee recognizes that the undertaking on its part set forth in this paragraph represents a major inducement and consideration for Licensor to enter into this Agreement and will consult with Licensor regarding its plans for marketing and distributing Articles.

            (h) Licensee acknowledges that Licensor has made no representation or warranty that Licensor has enforceable legal rights in and to the Licensed Mark in any jurisdiction other than the United States. In the event that Licensor does not have such rights in any foreign jurisdiction or jurisdictions such event shall not be deemed to be a breach or default under this Agreement.

      9. In the event that Licensee learns of any infringement or imitation of the Licensed Mark or of any use by any person of a trademark similar to the Licensed Mark, it shall promptly notify Licensor thereof in writing and if, in Licensee's reasonable opinion, such infringement, imitation, or use also constitutes an infringement of the rights herein granted to Licensee, Licensee shall specifically so state in its notice. In such latter case, if appropriate action is not taken by Licensor within 20 days after the date of its receipt of such notice from Licensee, Licensee shall have the right to prosecute such trademark infringer but in such event Licensee will keep Licensor advised in advance of its intentions in such action, will consult with Licensor with respect thereto, and will not settle such action without Licensor's written approval (which approval may not be unreasonably withheld). If, however, Licensor does take such action, Licensor shall permit Licensee to join such action as an additional plaintiff. In either case, Licensor and Licensee agree to cooperate fully with the party conducting the action. Any recovery obtained against the third-party infringer shall be applied first against the legal fees incurred in connection with such action and shall then be allocated between Licensor and Licensee in the same proportion as the judgment or decision, as the case may be, allocates damages or the award; if such judgment or decision fails to make such allocation, such shall be determined by mutual agreement or by arbitration in New York City in accordance with and pursuant to the then existing rules of the American Arbitration Association.

      10. (a) Licensee does hereby indemnify and agrees to save and hold Licensor, its officers, directors, shareholders, employees and agents harmless of and from any and all liability, claims, causes of action, suits, losses, damages, and expenses (including, but not limited to, reasonable attorneys' fees and expenses) for which they or any of them may become liable or may incur or be compelled to pay in any action or claim (including, but not limited to, any action or claim relating to products liability) against them or any of them, for or by reason of any acts, whether of omission or commission, that may be committed or suffered by Licensee or any of its officers, directors, affiliates, agents, or employees in connection with Licensee's performance of this Agreement or in connection with the manufacture, distribution, sale, or promotion of the Articles. The indemnitees shall give Licensee prompt written notice of any such action or claim and Licensee may then, in its sole discretion, take such action as it deems advisable to defend such action or claim on behalf of the indemnitees. In the event appropriate action is not taken by Licensee within 20 days of its receipt of notice from the indemnitees, the indemnitees shall have the right to defend such action or claim, but no settlement thereof may be made without the approval of Licensee (which approval may not be unreasonably withheld). In any case, the indemnitees and Licensee shall keep each other fully advised of all developments and shall cooperate fully with each other in all respects in connection with any such defense as is made.

            (b) Licensee shall procure and maintain at its own expense in full force and effect at all times during which Articles are being sold, with a responsible insurance carrier acceptable to Licensor, a public liability insurance policy including products liability coverage with respect to the Articles and contractual coverage relating to this Agreement, with a limit of liability of not less than $2,000,000 (United States). Such insurance policy shall be written for the benefit of Licensee and Licensor, and shall provide for at least 30 days' prior written notice to Licensor and Licensee of the cancellation or modification thereof. Such insurance may be obtained by Licensee in conjunction with a policy of insurance which covers products other than the Articles. Licensee shall deliver to Licensor, promptly upon issuance of same, a full and complete copy of such insurance policy and of all renewals thereof. Nothing contained in this paragraph 10(b) shall be deemed to limit, in any way, the indemnification provisions of paragraph 10(a).

      11. (a) If Licensee shall fail to pay any amount due hereunder, (i) Licensee agrees to pay interest, at a rate equal to the lesser of (A) percent per annum over the prime rate being charged in New York City by Chemical Bank as of the close of business on the date the payment first becomes due and
(B) the highest rate then permitted by law, on such amount remaining unpaid from time to time from and including the date such amount becomes due until the date such amount is paid in full and (ii) if such default shall continue uncured for a period of ten days after written notice thereof ("Notice of Default") has been given by Licensor, Licensor shall have the right to terminate this Agreement, which termination may be automatic, at the option of Licensor, upon notice thereof in the Notice of Default or in any subsequent notice to Licensee. If Licensee shall otherwise fail to perform any of the terms, conditions, agreements, or covenants in this Agreement on its part to be performed and such default shall, although capable of being cured, continue uncured for a period of 15 days after a Notice of Default has been given by Licensor, Licensor may, at its sole election, terminate this Agreement, which termination may be automatic upon notice thereof in the Notice of Default or in any subsequent notice to Licensee. If any such default is incapable of being cured by Licensee, Licensor shall


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    Confidential Treatment Requested - Portions filed seperately with the
    Commission.

have the right to terminate the Agreement with immediate effect upon delivery of written notice to Licensee. Licensee agrees that in the event of any default under this paragraph 11(a) or in the event of a breach by Licensee of any other provision of this Agreement, Licensee shall be responsible for all costs, including without limitation legal fees and expenses, incurred by Licensor as a result thereof. Nothing in this paragraph 12(a) shall be deemed to waive Licensor's right to obtain damages for any default by Licensee, whether cured or uncured.

            (b) In the event Licensee files a petition for an order of relief under any bankruptcy law, or if a petition for an order of relief is filed against it and is not discharged or dismissed within 60 days thereafter, or if it becomes insolvent, or makes an assignment for the benefit of its creditors, or files a petition or otherwise seeks relief under or pursuant to any bankruptcy, insolvency, or reorganization statute or proceeding, or if it discontinues its business, or if a custodian, receiver, or trustee is appointed for it or a substantial portion of its business or assets, Licensor may, at its sole election, terminate this Agreement by written notice effective 60 days after such filing or such other aforementioned event.

            (c) No assignee for the benefit of creditors, custodian, receiver, trustee in bankruptcy, sheriff, or any other officer of the court or official charged with taking over custody of Licensee's assets or business shall have any right to continue this Agreement or to exploit or in any way use the Licensed Mark if

Licensor exercises its right of termination pursuant to paragraph 10(b).

            (d) Notwithstanding the provisions of paragraph 11(c), in the event that, pursuant to any bankruptcy law, a trustee of Licensee (hereinafter referred to as the "Trustee") or Licensee as debtor in possession is permitted to assume this Agreement and does so and, thereafter, desires to assign this Agreement to a third party, which assignment (i) satisfies the requirements of such bankruptcy law, (ii) is to a party that has established a reputation for producing products of the same type as the Articles and of a quality that is at least equal to the quality of Articles produced by Licensee and consistent with the standards set forth in this Agreement for Articles, (iii) is to a party that can demonstrate its financial ability to perform the obligations of Licensee pursuant to this Agreement, and (iv) provides that any payments in excess of the amounts set forth hereunder be paid only to Licensor, the Trustee, or Licensee, as the case may be, shall notify Licensor of the terms of such proposed assignment in writing. The giving of such notice shall be deemed to constitute an offer to Licensor to have this Agreement assigned to it or to its designee for the consideration, or its equivalent in money, and upon such terms, as are specified in the notice. The aforesaid offer may be accepted only by written notice given to the Trustee or Licensee, as the case may be, by Licensor within 15 days of Licensor's receipt of the notice from such party. If Licensor fails to give its notice to such party within the said 15 days, such party may complete the assignment referred to in its notice, but only if such assignment is to the entity named in the notice and for the consideration and upon the terms specified therein. Nothing contained herein shall be deemed to preclude or impair any rights which Licensor may have as a creditor in any proceeding or shall be deemed to be a consent to any assignment.

            (e) Notwithstanding any termination in accordance with the foregoing, Licensor shall have and hereby reserves all the rights and remedies which it has, or which are granted to it by operation of law, with respect to the collection of fees payable by Licensee pursuant to this Agreement, with respect to damages for breach of this Agreement by Licensee, with respect to the recovery from Licensee of all costs incurred by Licensor as a result of any breach of this Agreement by Licensee, including without limitation all legal fees and expenses, and to enjoin the unlawful and unauthorized use of the Licensed Mark.

      12. (a) On the expiration or termination of this Agreement for any reason whatsoever, all the rights of Licensee hereunder shall forthwith terminate and automatically revert to Licensor and Licensee shall forthwith discontinue all use of the Licensed Mark and shall no longer have the right to use the Licensed Mark or any variation or simulation thereof. Licensee shall thereupon deliver to Licensor, free of charge, all labels, tags, and other material in its possession with the Licensed Mark thereon and Licensee shall cause stencils, sketches, and other design materials not in its possession to be destroyed or rendered unusable. Licensee agrees not to reproduce or adapt any of such stencils, sketches, or other design materials for use on merchandise subsequent to the termination of this Agreement.

            (b) Notwithstanding the provisions of paragraph 12(a), in the event of the expiration or termination of this Agreement other than by Licensor in accordance with paragraph 11, Licensee shall be permitted, for an additional period of six months, on a non-exclusive basis, to sell and dispose of its inventory of Articles from the collections prepared during the final year of this Agreement (but no other Articles) on hand on the date of such termination or expiration, subject to an accounting for and the payment of the Percentage Fee on sales during such additional period and subject to the other terms and conditions of this Agreement. Such accounting and payment shall be due within 30 days after the last day of such six-month period.

      13. Licensor and Licensee each represents and warrants to the other that the negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly between them in such a manner as not to give rise to any valid claims against either of them for a brokerage commission, finder's fee or other like payment, except for any payments which may be due to Mort Gordon Enterprises, Inc. Licensee agrees to indemnify Licensor against any and all liabilities (including, without limitation, reasonable attorneys' fees and disbursements paid or incurred in connection with any such liabilities) for any brokerage or finder's fees or other commissions or fees that may be asserted against Licensor by reason of any actions of Licensee or on Licensee's behalf in connection with or as a result of this Agreement or the transactions contemplated hereby, except for any payments that may be due to Mort Gordon Enterprises, Inc.

      14. (a) Licensee represents and warrants that it has full right, power, and authority to enter into this Agreement.

            (b) Licensee has delivered to Licensor the audited balance sheet of Licensee as of 12/31/92 and related statement of income for the year then ended. Licensee represents and warrants that such statements present fairly the information purported to be shown therein, have been prepared in accordance with generally accepted accounting principles, are correct and complete, and are in accordance with the books and records of Licensee. Licensee further represents that since the end of Licensee's last fiscal year there has at no time been a material adverse change in the financial condition of Licensee and there is no fact known to Licensee which materially adversely affects or in the future may materially adversely affect the financial condition or business of Licensee.

      15. All reports, approvals, notices and statements required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed to be duly given if personally delivered or mailed by certified or registered mail, return receipt requested, to Licensor at its address as set forth on page 1, and to Licensee at the address set forth on page 1 of this Agreement (or at such other address as a party may specify by notice to the other).

      16. Neither this Agreement nor the License or other rights granted hereunder may be assigned, sublicensed, or transferred by Licensee, except as specifically provided in paragraph 11(d), and any attempted violative assignment, sublicense, or transfer, whether voluntary or by operation of law, shall be void and of no force or effect. A change of control of Licensee or a transfer of all or a controlling portion of the stock of Licensee shall be deemed to be an assignment of this Agreement. Except as otherwise provided herein, this Agreement shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns.

      17. This Agreement contains the entire understands ing and agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior oral and written understandings and agreements relating thereto, and may not be modified, discharged, or terminated orally.

      18. Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent of the other, and neither party shall have any power or authority to assume or create any obligation or responsibility whatsoever, express or implied, on behalf of or in the name of the other, to bind the other in any manner, or to make any representation, warranty, or commitment on behalf of the other.

      19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws. However, any and all disputes, controversies, and claims arising out of or relating to this Agreement and pertaining to Licensor's ownership of or the validity in any country of the Licensed Mark or any registration thereof or any application for registration thereof shall be governed by and construed in accordance with the trademark laws and related laws, statutes, rules, and regulations of such country unless there are no laws, statutes, rules, or regulations in such country dispositive of such disputes, controversies, and claims, in which case any and all such disputes, controversies, and claims shall be governed by and construed in accordance with the federal trademark laws and related laws, statutes, rules, and regulations of the United States unless there are no federal laws, statutes, rules, or regulations of the United States dispositive of such disputes, controversies, and claims, in which case any and all such disputes, controversies, and claims shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

      20. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

      21. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

      22. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

      23. Since a breach of the provisions of this Agreement by Licensee could not adequately be compensated by money damages, Licensor shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and Licensee hereby consents to the issuance of such injunction and to the ordering of specific performance.

      24. At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

      25. Licensee hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement (other than as contemplated by the last sentence of paragraph 10), any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, Licensee shall appear or answer such summons, complaint, or other process. Should Licensee so served fail to appear or answer within such 30-day period or such extended period, as the case may be, Licensee shall be deemed in default and judgment may be entered by Licensor against Licensee for the amount as demanded in any summons, complaint, or other process so served.

      26. Licensee agrees to obtain, at its expense, any and all required approvals of this Agreement or any of the transactions contemplated hereby by any government in the Territory outside of the United States or any agencies or subdivisions thereof.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

                                          WINDSOR OPTICAL, INC.


                                          By: /s/ Jay J. Kitnick
                                             --------------------------------
                                             Name: Jay J. Kitnick
                                             Title: President


                                          KENNETH JAY LANE, INC.


                                          By: /s/ Kenneth Lane
                                             --------------------------------
                                             Name: Kenneth Lane
                                             Title: